UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2022

Levere Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40243	98-1581160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LVRAU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	LVRA	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	LVRAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2022, the Board of Directors of Levere Holdings Corp. (the “Company”) appointed Ulrich Hoernke as Chief Financial Officer (the Principal Financial Officer and Principal Accounting Officer of the Company), replacing Martin Varsavsky who was serving as the Company’s interim Chief Financial Officer.

Mr. Hoernke, age 62, has more than 30 years experience in the automotive business in Asia, Europe and the United States and has worked for global OEMs, such as Mercedes Benz, Chrysler, FiatChrysler and Mitsubishi Motors. From February 2022 to November 2022, Mr. Hoernke served as the chief financial officer of Quantron AG, a platform provider and specialist for sustainable mobility for people and goods, where he led the company’s financial reporting and accounting functions. Prior to that, Mr. Hoernke served as the Chief Financial Officer of fox e-mobility AG, a Duesseldorf stock exchange listed electric vehicle manufacturer, from December 2020 to January 2022 where he led that company’s reverse merger with Catinum AG and listing to the Duesseldorf stock exchange and oversaw its strategy and business plan. Additionally, Mr. Hoernke founded and ran Up Management Inc., an automotive consulting firm specializing in advising electric vehicle startups, from February 2018 to December 2021. Additionally, Mr. Hoernke previously worked at Faraday & Future Inc., where he served as the senior director of finance and was responsible for corporate planning, strategy, monthly financial reporting. Mr. Hoernke graduated with a degree in Finance (Master) from the University of Stuttgart and participated in executive programs at both Insead and Kellogg University.

In connection with Mr. Hoernke’s appointment as Chief Financial Officer of the Company, Mr. Hoernke will enter into (i) an indemnification agreement and (ii) a joinder to the letter agreement, dated as of March 23, 2021, entered into by the Company with its directors, officers and the other parties thereto in connection with the Company’s initial public offering. The Company’s officer indemnification agreements and the letter agreement were described in, and the forms of such agreements were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-253105).

There are no arrangements or understandings between Mr. Hoernke and any other person pursuant to which he was selected as the Chief Financial Officer. There are no family relationships between Mr. Hoernke and any director or executive officer of the Company. Mr. Hoernke does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVERE HOLDINGS CORP.

Date: December 5, 2022	By:	/s/ Martín Varsavsky Waisman-Diamond
	Name:	Martín Varsavsky Waisman-Diamond
	Title:	Chairman and Chief Executive Officer